ARTICLES OF RESTATEMENT

                                     OF THE

                            ARTICLES OF INCORPORATION

                                       OF

                          TRINITY LEARNING CORPORATION

                                 AUGUST 31, 2006

     In accordance with Section 16-10a-1007 of the Utah Revised Business Corporation Act (the "URBCA"), Trinity Learning Corporation, a Utah corporation (the "Corporation"), hereby declares and certifies as follows:

     1.     The  name  of  the  Corporation  is  Trinity  Learning  Corporation.
2. The text of the Amended and Restated Articles of Incorporation (the "Amended and Restated Articles") is attached hereto as Appendix A and is incorporated by this reference.
3. The amendments contained in the Amended and Restated Articles do not provide for an exchange, reclassification or cancellation of issued shares of the Corporation.
4. The Amended and Restated Articles were first adopted by the Corporation's Board of Directors on or about July 24, 2006 in accordance with the requirements of URBCA.
5.     In  accordance  with  the  URBCA,  shareholder  action  was  not required


     IN WITNESS WHEREOF, these Articles of Restatement have been executed by the Corporation as of the date first written above.

                         TRINITY  LEARNING  CORPORATION


                         /s/Dennis  J.  Cagan
                         --------------------
                         Dennis  J.  Cagan
Chief  Executive  Officer

                                     ------

                                   APPENDIX A
                                   ----------


                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                          TRINITY LEARNING CORPORATION


     Pursuant to and in accordance with Section 16-10a-1007 of the Utah Revised Business Corporation Act, the following are the Amended and Restated Articles of Incorporation of Trinity Learning Corporation, a Utah corporation:

                                    ARTICLE I
                                   ----------
                                      NAME

          The  name  of  this  corporation  (the  "Corporation")  is:
Trinity  Learning  Corporation.


                                   ARTICLE II
                                   ----------
                               PURPOSES AND POWERS

     The Corporation is organized to engage in any and all lawful acts, activities and/or pursuits for which corporations may presently or hereafter be organized under the Utah Revised Business Corporation Act.

     The Corporation shall have all powers allowed by law, including without limitation those powers described in Section 16-10a-302 of the Utah Code Annotated (1953), as amended and supplemented (the "Code"). The purposes stated herein shall be construed as powers as well as purposes and the enumeration of a specific purpose or power shall not be construed to limit or restrict the meaning of general terms or the general powers; nor shall the expression of one thing be deemed to exclude another not expressed, although it be of like nature.

                                ARTICLE  III
                                -----------
                             AUTHORIZED  SHARES

     (A) The aggregate number of shares which the Corporation shall have authority to issue is One Hundred Ten Million (110,000,000) shares of capital stock consisting of One Hundred Million (100,000,000) shares of common stock ("Common Stock") and Ten Million (10,000,000) shares of preferred stock ("Preferred Stock").

     The authority to issue the Preferred Stock shall be vested in the board of directors. The board of directors, without shareholder action, may amend the corporation's articles of incorporation pursuant to Section 16-10a-1002 of the Utah Revised Business Corporation Act to:

(i) create one or more series of Preferred Stock, fix the number of shares of each such series, and designate, in whole or part, the preferences,limitations, and relative rights of the series, all before the issuance of any shares of that series;

(ii) alter or revoke the preferences, limitations, and relative rights granted to or imposed upon any wholly unissued series of Preferred Stock; or

(iii) increase or decrease the number of shares constituting anY series, the number of shares of which was originally fixed by the board of directors, either before or after the Issuance of shares of the series, provided that the number may not be decreased below the number of shares of the series then outstanding, or increased above the total number of authorized shares of Preferred Stock available for designation as part of the series.

     The preferences, limitations, and relative rights of the Preferred Stock or any series of the Preferred Stock may include, but is not limited to, Preferred Stock that (a) has special, conditional or limited voting rights, or no right to vote; (b) is redeemable or convertible; (c) entitles the holders to distributions calculated in any manner, including dividends that may be cumulative, noncumulative, or partially cumulative; (d) and Preferred Stock that has preference over the Common Stock with respect to distributions, including dividends and distributions upon the dissolution of the corporation. The above-described authority of the board of directors to fix and determine may be exercised by corporate resolution from time to time as the board of directors sees fit.


(B) Set forth as Exhibit A to these Amended and Restated Articles of Incorporation is a Statement of Designations setting forth the rights, preferences, privileges and limitations of a series of Preferred Stock consisting of four million three hundred thousand (4,300,000) shares and designated as the Series A Convertible Preferred Stock.

                                 ARTICLE  IV
                                 ----------
                                COMMON  STOCK

     The Common Stock shall be non-assessable and shall not have cumulative voting rights or pre-emptive rights. In addition, the Common Stock shall, subject to the powers, rights and preferences of the Preferred Stock as may exist from time to time, have the following powers, preferences, rights, qualifications, limitations, and restrictions:


(i) the holders of the Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the board of directors;

(ii) after payment of all liabilities and required distributions to the holders of Preferred Stock, if any, the holders of the Common Stock shall be entitled to receive all of the remaining assets of this corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of Common Stock held by each; and

(iii) except as may otherwise be required by law or these Articles of Incorporation, each holder of Common Stock shall have one vote in respect to each share of Common Stock held by such holder on each matter voted upon by the shareholders; no shareholder shall be entitled to cumulate his vote for the election of directors or for any other reason.

                                    ARTICLE V
                                    ---------
                           REGISTERED OFFICE AND AGENT

     The address of the initial registered office of the Corporation is 333 South 520 West, Suite 220, Lindon, Utah 84042, and the name of its initial registered agent at such address is Brent Christensen.

                                   ARTICLE VI
                                   -----------
                         OFFICER AND DIRECTOR LIABILITY

     (1) The Corporation shall indemnify and advance expenses to its directors, officers, employees, fiduciaries or agents and to any person who is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, fiduciary or agent of another domestic or foreign corporation or other person or of an employee benefit plan (and their respective estates or personal representatives) to the fullest extent as from time to time permitted by Utah law.

     (2) The personal liability of the directors and officers of the Corporation to the Corporation or its shareholders, or to any third person, shall be eliminated or limited to the fullest extent as from time to time permitted by Utah law.

     (3) Any repeal or modification of this Article V by the shareholders of the Corporation shall not adversely affect any right or protection of any person existing at the time of such repeal or modification.

                                     ------
                                    EXHIBIT A
                                    ---------

                          TRINITY LEARNING CORPORATION
                        STATEMENT OF DESIGNATION, POWERS,
                            PREFERENCES AND RIGHTS OF
                            SERIES A PREFERRED STOCK

       Pursuant to Section 16-10A-602 of the Utah Revised Corporation Act

     The undersigned, Chief Executive Officer and President of Trinity Learning Corporation, a Utah corporation (the "Corporation"), DOES HEREBY CERTIFY that the following resolutions were duly adopted by the Board of Directors of the Corporation by unanimous written consent on July 24, 2006:

WHEREAS, the Board of Directors is authorized within the limitations and restrictions stated in the Articles of Incorporation of the Corporation, to provide by resolution or resolutions for the issuance of 10,000,000 shares of Preferred Stock of the Corporation, in such series and with such designations and such powers, preferences, rights, qualifications, limitations and restrictions thereof as the Corporation's Board of Directors shall fix by resolution or resolutions providing for the issuance thereof duly adopted by the Board of Directors; and

WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of Preferred Stock and the number of shares constituting such series; and

NOW,  THEREFORE,  BE  IT  RESOLVED:

     1.   Designation  and  Authorized  Shares.  The  Corporation  shall  be
          ------------------------------------
authorized to issue four million three hundred thousand (4,300,000) shares of Series A Preferred Stock, $1.00 par value per share (the "Series A Preferred Stock"). (Continued on Schedule A)

     2.     Dividends.  The  holders  of  record of shares of Series A Preferred
            ---------
Stock (each a "Holder" and collectively, the "Holders") shall be entitled to receive, dividends at the rate per share (as a percentage of the Stated Value per share) of 7% per annum payable semi-annually on June 30 and December 31, commencing on December 31, 2006, the first such date after the date of issue of the preferred stock (except that, if such date is not a Trading Day, the payment date shall be the next succeeding Trading Day)("Dividend Payment Date"). The
                                                   ---------------------
form of dividend payments to each Holder shall be made at the sole discretion of the Corporation, subject to the restriction set forth in Section 5(a)(ii): (i) if funds are legally available for the payment of dividends, in cash, (ii) in registered shares of Common Stock of the Corporation or (iii) in restricted shares of Common Stock of the Corporation with piggyback registration rights. In the event that the Corporation elects to issue shares of Common Stock in connection with the dividend, such dividend shares shall be determined by dividing the dividend amount by 98% of the volume-weighted average price of the common stock for the 20 trading days immediately preceding the Dividend Payment Date (the "Dividend VWAP"); provided, however, if the Corporation is unable to
             -------------
determine the Dividend VWAP, then such dividend shall be determined by dividing the dividend amount by the average of the three highest closing bid prices during the 20 trading days immediately preceding the record date for payment of such dividend. Dividends on the Series A Preferred Stock shall be calculated on the basis of a 360-day year, shall accrue daily commencing on the Original Issue Date, and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Except as otherwise provided herein, if at any time the Corporation pays dividends partially in cash and partially in shares, then such payment shall be distributed ratably among the Holders based upon the number of shares of the Series A Preferred Stock held by each Holder.

     3.     Voting.  Except  as otherwise expressly required by law, each holder
            ------
of Series A Preferred Stock shall not be entitled to vote on any matters submitted to shareholders of the Corporation.

4.     Liquidation.
       -----------

     4.1 Upon the liquidation, dissolution or winding up of the business of the Corporation, whether voluntary or involuntary, each holder of Series A Preferred Stock shall be entitled to receive, for each share thereof, out of assets of the Corporation legally available therefor, a preferential amount in cash equal to (and not more than) the Stated Value, as such Stated Value is reduced by any payments made to such holder by the Corporation pursuant to
Section 2 above (as adjusted for any stock splits, stock combinations, reclassifications, stock dividends, and distributions. All preferential amounts to be paid to the holders of Series A Preferred Stock in connection with such liquidation, dissolution or winding up shall be paid before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to, the holders of (i) any other class or series of capital stock whose terms expressly provide that the holders of Series A Preferred Stock should receive preferential payment with respect to such distribution (to the extent of such preference) and (ii) the Corporation's Common Stock. If any such distribution the assets of the Corporation shall be insufficient to pay the holders of the outstanding shares of Series A Preferred Stock (or the holders of any class or series of capital stock ranking on a parity with the Series A Preferred Stock as to distributions in the event of a liquidation, dissolution or winding up of the Corporation) the full amounts to which they shall be entitled, such holders shall share ratably in any distribution of assets in accordance with the sums which would be payable on such distribution if all sums payable thereon were paid in full.

4.2 Any distribution in connection with the liquidation, dissolution or winding up of the Corporation, or any bankruptcy or insolvency proceeding, shall be made in cash to the extent possible. Whenever any such distribution shall be paid in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation. The Corporation shall, upon receipt of such determination of fair market value, give prompt written notice of the determination to each holder of shares of Series A Preferred Stock.

     5.     Conversion.
            ----------

     (a) (i) Conversions at Option of Holder. Each share of Preferred Stock shall be convertible into shares of Common Stock (the "Conversion Shares") (subject to the limitations set forth in Section 5(a)(ii)) determined by dividing the Stated Value (as defined below) of such share by the Set Price (as defined below), at the option of the Holder, at any time within five (5) years from and after the Original Issue Date (as defined below). Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a "Notice of Conversion"). Each Notice of Conversion
                   -------     --------------------
shall specify the number of shares of Series A Preferred Stock to be converted, the number of shares of Series A Preferred Stock owned prior to the conversion at issue, the number of shares of Series A Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers such Notice of Conversion to the Corporation by facsimile (the "Conversion Date"). If no
                                                        ---------------
Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error.

               (ii) Beneficial Ownership Limitation. (A) The Corporation shall not issue in lieu of cash dividend payment or effect any conversion of the Series A Preferred Stock, and the Holder shall not have the right to convert any portion of the Series A Preferred Stock to the extent that after giving effect to such issuance or conversion, the Holder (together with the Holder's affiliates), as disclosed in writing to the Corporation or as otherwise set forth on the applicable Notice of Conversion, would beneficially own in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to such issuance or conversion. Beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. To the extent that the limitation contained in this Section 5(a)(ii) applies, the determination of whether the Series A Preferred Stock is convertible (in relation to other securities owned by the Holder together with any affiliates) and of which shares of Series A Preferred Stock is convertible shall be in the sole discretion of such Holder, and the submission of a Notice of Conversion shall be deemed to be such Holder's determination of whether the shares of Series A Preferred Stock may be converted (in relation to other securities owned by such Holder) and which shares of the Series A
Preferred Stock is convertible, in each case subject to such aggregate percentage limitations set forth herein. To ensure compliance with this restriction, the Holder will be deemed to represent to the Corporation each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Corporation shall have no obligation to verify or confirm the accuracy of such determination. For purposes of this Section 5(a)(ii), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in the most recent of the following: (A) the Corporation's most recent Form 10-QSB or Form 10-KSB, as the case may be, (B) a more recent public announcement by the Corporation or (C) any other notice by the Corporation or the Corporation's transfer agent setting forth the number of shares of Common Stock then outstanding. Upon the written or oral request of the Holder, the Corporation shall within three Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. Prior to issuance of dividends in Common Stock, the Corporation shall confirm the current holdings of the Holder (and its affiliates) to determine whether such issuance is permissible hereunder. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Series A Preferred Stock, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The provisions of this Section 5(a)(ii) may be waived by the Holder upon, at the election of the Holder, not less than 61 days' prior notice to the Corporation, and the provisions of this
Section 5(a)(ii) shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver).

               (iii) Set Price. The conversion price for each share of Series A Preferred Stock shall equal $0.10 (the "Set Price").
                                              ----------

     6.     Redemption.  At  the option of the Corporation, at any time prior to
            ----------
the fifth (5th) anniversary date of the Original Issue Date, the Corporation may redeem the Series A Preferred Stock at a purchase price equal to the Stated Value, plus all declared, accrued, but unpaid dividends. The Corporation shall give the holders of the Series A Preferred Stock at least five (5) days prior written notice of its intention to redeem the Series A Preferred Stock. "Original Issue Date" shall mean the dates of issuance of the Series A Preferred Stock.

7.     Record  Holders.  The Corporation and its transfer agent, if any, for the
       ---------------
Series A Preferred Stock may deem and treat the record holder of any shares of Series A Preferred Stock as reflected on the books and records of the Corporation as the sole true and lawful owner thereof for all purposes, and neither the Corporation nor any such transfer agent shall be affected by any notice to the contrary.

     8.     Restriction and Limitations.  Except as expressly provided herein or
            ---------------------------
as required by law so long as any shares of Series A Preferred Stock remain outstanding, the Corporation shall not, without the unanimous vote or written consent of the holders of the then outstanding shares of the Series A Preferred Stock, take any action which would adversely and materially affect any of the preferences, limitations or relative rights of the Series A Preferred Stock, including without limitation cancel or modify adversely and materially the voting rights as provided in Section 2 herein.

     9.     Stated Value. The stated value of the Series A Preferred Stock shall
            ------------
be  $1.00  per  share  (the  "Stated  Value").


IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation, Powers, Preferences and Rights of Series A Preferred Stock this 25th day of August 2006.


TRINITY  LEARNING  CORPORATION



     By:  /s/Dennis  J.  Cagan
          ----------------------
          Dennis  J.  Cagan
          Chief  Executive  Officer  and  President

                                     ANNEX A

                              NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to convert shares of the Series A Preferred Stock)

The undersigned hereby elects to convert the number of shares of the Series A Preferred Stock indicated below, into shares of common stock, no par value per share (the "Common Stock"), of Trinity Learning Corporation, a Utah corporation
             ------------
(the  "Corporation"), according to the conditions hereof, as of the date written
       -----------
below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Corporation in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion  calculations:

         Date to Effect Conversion

         -----------------------------------------
         Number of shares of Preferred Stock owned prior to Conversion

         -----------------------------------------
         Number of shares of Preferred Stock to be Converted

         -----------------------------------------
         Stated Value of shares of Preferred Stock to be Converted

         -----------------------------------------
         Number of shares of Common Stock to be Issued

         -----------------------------------------
         Applicable Set Price

         -----------------------------------------
         Number of shares of Preferred Stock subsequent to Conversion

         -----------------------------------------


[HOLDER]



By:_______________________
      Name:
      Title: